UPGRADE ALKERMES

SARISSA CAPITAL
MANAGEMENT LP

VOTE THE BLUE UNIVERSAL CARD

ONLY VOTE 1 CARD. DISCARD THE WHITE CARD

Your vote at Alkermes' Annual General Meeting of Shareholders on June 29, 2023 is very important.

We urge all shareholders to vote "FOR" the election of the Sarissa Nominees, "AGAINST" the compensation of the Company's named executive officers, and "FOR" all other proposals in our proxy statement.

You can vote in one of three easy ways: by internet at www.cesvote.com, by telephone at 1-888-693-8683 or by mail using the BLUE universal proxy card and postage-paid envelope sent to you.

If you vote by internet or telephone, you will be required to provide the unique control number printed on your BLUE universal proxy card.

If you have any questions regarding your BLUE proxy card or need assistance in executing your proxy card, please contact:

D.F. King & Co., Inc. 48 Wall Street
Shareholders call toll-free: (866) 207-3648
Brokers and Banks call: (212) 493-6952
Email: ALKS@dfking.com

SARISSA PUBLIC STATEMENTS

June 5, 2023 – Sarissa Urges Alkermes Shareholders To Vote The Universal Blue Card To Upgrade Alkermes For The Benefit Of Shareholders

SARISSA PROXY STATEMENT

Click here to download the Proxy Statement

SARISSA NOMINEES

Click here to view the Sarissa Nominees

#UPGRADEALKERMES

If you vote by internet or telephone, you will be required to provide the unique control number printed on your BLUE universal proxy card.

D.F. King & Co., Inc. 48 Wall Street
Shareholders call toll-free: (866) 207-3648
Brokers and Banks call: (212) 493-6952
Email: ALKS@dfking.com

660 Steamboat Road
Greenwich, CT 06830

Office: 203-302-2330
Fax: 203-930-1560
Email: info@sarissacap.com

Sarissa is nominating three qualified individuals who are aligned with shareholder interests to the Alkermes Board



Patrice Bonfiglio



Alexander J. Denner, Ph.D.



Sarah J. Schlesinger, M.D.

Patrice Bonfiglio



Work Experience

- Currently:
  - President of Sarissa Capital
- Prior, include:
  - Chief Operating Officer, Chief Financial Officer and Chief Compliance Officer of Sarissa Capital
  - Chief Financial Officer of Sarissa Capital Acquisition Corp
  - Head of Operations at Arbalet Capital Management
  - Operations Manager at Arrowhawk Capital Partners
  - Senior Accountant at Ridgefield Capital Asset Management
  - Associate and Fund Accountant at Pequot Capital

Board Experience

- Currently:
  - Amarin Corporation

SARISSA CAPITAL
MANAGEMENT LP

Alexander J. Denner, Ph.D.



Work Experience

- Currently:
  - Chief Investment Officer of Sarissa Capital
- Prior, include:
  - Senior Managing Director at Icahn Capital
  - Portfolio Manager at Viking Global Investors
  - Portfolio Manager at Morgan Stanley Investment Management

Board Experience

- Currently:
  - Biogen, Inc.
  - Ironwood Pharmaceuticals
  - Attralus, Inc.
- Prior, include:
  - The Medicines Company
  - Bioverativ Inc.
  - ARIAD Pharmaceuticals, Inc.
  - Amylin Pharmaceuticals
  - ImClone Systems

SARISSA CAPITAL
MANAGEMENT LP

Sarah J. Schlesinger, M.D.

Work Experience

- Currently:
  - Associate Professor of Clinical Investigation at The Rockefeller University and
  - Senior Attending Physician at The Rockefeller University Hospital
- Prior, include:
  - Research Associate at The Rockefeller University and The Aaron Diamond AIDS Research Center
  - Research Physician/Pathologist, Principal Investigator Dendritic Cell Section at Walter Reed Army Institute of Research
  - Clinical Assistant Professor, Department of Pathology at Georgetown University School of Medicine
  - Staff Pathologist, Department of Infectious and Parasitic Disease Pathology at the Armed Forces Institute of Pathology, Department of the Army Civilian GS-15.7

Board Experience



- Currently:
  - Armata Pharmaceuticals, Inc.
  - Innoviva, Inc.
- Prior, include:
  - The Medicines Company
  - ARIAD Pharmaceuticals, Inc.

SARISSA CAPITAL
MANAGEMENT LP

DISCLAIMER

Except as otherwise set forth on this website, the views expressed on this website represent the opinions of Sarissa Capital Management LP and certain of its affiliates (collectively, "Sarissa"), which beneficially own shares of Alkermes plc (the "Company") and are based on publicly available information with respect to the Company. Sarissa recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Sarissa's conclusions. Sarissa reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes, except as required by law. Sarissa disclaims any obligation to update the information or opinions contained on this website. For the avoidance of doubt, this website is not affiliated with or endorsed by the Company.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither Sarissa nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. The figures presented herein may not have been calculated using generally accepted account principles ("GAAP") or international financial reporting standards ("IFRS") or audited by independent accountants. Such figures may vary from GAAP and IFRS accounting in material respects, and there can be no assurance that any unrealized values reflected herein will be realized. Further, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Sarissa herein are based on assumptions that Sarissa believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material, or that any of the assumptions provided in this website are accurate.

Not an Offer to Sell or Buy

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security and should not be construed as legal, tax, investment or financial advice or advice on the merits of any investment decision. Sarissa currently beneficially owns shares of the Company. Sarissa is in the business of buying and selling securities and intends to continue trading in the securities of the Company. It is possible that there will be developments in the future that cause Sarissa from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares, regardless of the views expressed on this website. Sarissa reserves the right to take any actions with respect to investments in the Company as it may deem appropriate and to change its intentions with respect to investments in the Company at any time as it deems appropriate, and Sarissa disclaims any obligation to notify the market or any other party of any such changes, except as required by law.

Although Sarissa believes the statements made in this website are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Sarissa makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Sarissa, the other Participants and their respective affiliates expressly disclaims any liability relating to those statements or communications (or any inaccuracies or

omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

Third Party Statements and Information

Sarissa has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Sarissa does not endorse third-party estimates or research that are used on this website solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, is accurate. Past performance is not an indication of future results.

This website may contain links to articles and/or videos (collectively, "Media"). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of Sarissa.

Cautionary Statement Regarding Forward-Looking Statements

Some of the materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Sarissa. Although Sarissa believes that the assumptions underlying the forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such forward-looking statements will be achieved. Except to the extent required by applicable law, Sarissa will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to on this website are the property of their respective owners, and Sarissa's use herein does not imply an affiliation with or endorsement by the owners of these service marks, trademarks and trade names.

660 STEAMBOAT ROAD · THIRD FLOOR · GREENWICH · CT 06830 | PHONE: +1-203-302-2330 | WWW.SARISSACAP.COM | INFO@SARISSACAP.COM

Additional Information

Sarissa Capital Management LP ("Sarissa Capital"), together with other participants, filed a definitive proxy statement and an accompanying **BLUE** universal proxy card with the SEC on June 2, 2023, in connection with the solicitation of shareholders of the Company for the 2023 annual general meeting of shareholders (the "Annual Meeting"). Shareholders are advised to read the definitive proxy statement and other documents related to the Annual Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC's website at www.sec.gov. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital's proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (866) 207-3648).

660 Steamboat Road · Third Floor · Greenwich · CT 06830 | Phone: +1-203-302-2330 | www.sarissacap.com | info@sarissacap.com